REGISTRATION RIGHTS AGREEMENT
                          -----------------------------
                                (PREFERRED STOCK)

     This Registration Rights Agreement (this "Agreement"), is entered into as of January 31, 2001, by and among SafeGuard Health Enterprises, Inc., a Delaware corporation (the "Company"), and those certain stockholders of the Company listed on Schedule 1 attached hereto (collectively, the "Investors").

                                  WITNESSETH:
                                  ----------

     WHEREAS, the Investors have acquired on the date hereof certain shares of Preferred Stock of the Company pursuant to that Term Sheet Agreement dated as of March 1, 2000 by and between the Company and certain of the Investors (the "Term Sheet Agreement"); and

     WHEREAS, pursuant to the Term Sheet Agreement, the Company agreed to grant certain registration rights with respect to the Common Stock of the Company issuable upon conversion of such shares of Preferred Stock on and subject to the terms and conditions hereinafter set forth;

     NOW THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     1.     Definitions.
            -----------

     "Commission"  means  the  Securities  and  Exchange  Commission.
      ----------

     "Common  Stock"  means  the  Common  Stock, $.01 par value, of the Company.
      -------------

     "Conversion  Shares"  means  any  shares of Common Stock issuable or issued
      ------------------
upon  conversion  of  the  Preferred  Stock.

     "Exchange  Act"  means  the  Securities  Exchange  Act of 1934, as amended.
      -------------

     "Holder"  means  an  Investor  or  any transferee of an Investor owning any
      ------
shares of Preferred Stock or Conversion Shares or any assignee or transferee of a Registrable Security.

     "Preferred Stock" means collectively the Series A Preferred Stock, Series B
      ---------------
Preferred Stock, Series C Preferred Stock and Series D Preferred Stock of the Company issued to the Investors pursuant to the terms of the Term Sheet Agreement.

     "Registrable Security" or "Registrable Securities" means (i) any Conversion
      ------------------------------------------------
Shares that have been or may be issued pursuant to the conversion of the Preferred Stock and (ii) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the Preferred Stock or the Conversion Shares. Any Registrable Security will cease to be a Registrable Security when (i) a registration statement covering such Registrable Security has been declared effective by the Commission and the Registrable Security has been disposed of pursuant to such effective registration statement, (ii) the Registrable Security is sold under


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
circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met or (iii) the Registrable Security has been otherwise transferred, the Company has delivered a new certificate or other evidence of ownership for the Registrable Security not bearing a legend restricting further transfer, and the Registrable Security may be resold without subsequent registration under the Securities Act.

     "Securities  Act"  means  the  Securities  Act  of  1933,  as  amended.
      ---------------

     "Underwriter"  means  a  securities  dealer which purchases any Registrable
      -----------
Securities as a principal and not as part of market-making activities as a dealer.

     2.     Piggyback  Registrations.
            ------------------------

     (a) If at any time following the date of this Agreement, the Company proposes for any reason to register any shares of Common Stock under the Securities Act (other than pursuant to a registration statement on Form S-4 or Form S-8 (or a similar or successor form)) with respect to an offering of Common Stock by the Company for its own account or for the account of any of its security holders, it shall at each such time promptly give written notice to the Holders of its intention to do so (but in no event less than thirty (30) days before the anticipated filing date). Such notice shall offer such Holders the opportunity to register such number of shares of Registrable Securities as each such Holder may request; provided, however, that the Company shall not be obligated to register in such situation less than 10,000 shares of Registrable Securities of a Holder.

     (b) The Company shall use its reasonable efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the shares of Registrable Securities requested to be included in the registration statement for such offering to be included (on the same terms and conditions as the Common Stock of the Company included therein to the extent appropriate). Notwithstanding the foregoing, if in the reasonable judgment of the managing Underwriter or Underwriters, due to the size of the offering which the Company or such other persons or entities intend to make, the success of the offering would be adversely affected by inclusion of the Registrable Securities requested to be included, then, if the offering is by the Company for its own account or is an offering by other holders registering shares of Common Stock of the Company pursuant to demand registration rights, then the number of shares of Common Stock to be offered for the accounts of the Holders and other holders registering shares of Common Stock of the Company pursuant to similar piggyback registration rights shall be reduced pro rata based on the relative percentage ownership of all shares of Common Stock then outstanding owned by the Holders and such other holders to the extent necessary to reduce the total number of shares of Common Stock to be included in such offering to the amount recommended by such managing Underwriter or Underwriters.

     3.     Holdback  Agreements.
            --------------------

     (a)     Restrictions  on  Public Sale by Holders of Registrable Securities.
             ------------------------------------------------------------------
Each Holder whose securities are included in a registration statement agrees not to effect any public sale or distribution of the securities being registered or a similar security of the Company or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 or Rule 144A under the Securities Act, during the ten days prior to,


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
and during the 90-day period beginning on, the effective date of such registration statement (except as part of such registration), if and to the extent requested by the Company in the case of a non-underwritten public offering or if and to the extent requested by the managing Underwriter or Underwriters in the case of an underwritten Public offering.

     (b)     Underwriter  Restriction  on  Public Sale by Holders of Registrable
             -------------------------------------------------------------------
Securities.  If  requested  by  the  managing  underwriter(s) of an underwritten
----------
public offering or the initial purchaser(s) in any offering pursuant to Rule 144A under the Securities Act of securities by the Company, each Holder shall agree on the same terms applicable to officers and directors of the Company not to effect any public sale or distribution of the security being registered or a similar security of the Company or any securities convertible into or exchangeable or exercisable for such securities, including any sale pursuant to Rule 144 or Rule 144A under the Securities Act, during the ten days prior to, and during the 90-day period beginning on, the date of the final prospectus contained in the registration statement filed in connection with such offering or of the offering memorandum used in connection with such offering.

     4.     Registration  Procedures.
            ------------------------

     Whenever the Company has determined to register any shares of Common Stock under the Securities Act, the Company will use its best efforts to effect the registration and in connection therewith the Company will:

     (a) prepare and file with the Commission, a registration statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its best efforts to cause such filed registration statement to become effective;

     (b) furnish to each Holder, prior to filing the registration statement, if requested, copies of such registration statement as proposed to be filed, and thereafter furnish to such Holder such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), and the prospectus included in such registration statement (including each preliminary prospectus);

     (c) notify each Holder of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly make available to each Holder any such supplement or amendment;

     (d) enter into and perform customary agreements (including an underwriting agreement in customary form with the managing Underwriter, if any) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities;

     (e) make available for inspection by any Holder of such Registrable Securities, any Underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant, or other professional retained by any such Holder or Underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents, and properties of the Company (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors, and employees to supply all information reasonably requested by any such Inspectors in connection with such registration statement. Records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) in the judgment of counsel to the Company the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court or government agency of competent jurisdiction. Each Holder of such Registrable Securities agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company unless and until such is made generally available to the public. Each Holder of such Registrable Securities further agrees that it will, upon learning that disclosure of such Records is sought in a court or government agency of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

     (f) if such sale is pursuant to an underwritten offering, use its best efforts to obtain a comfort letter or comfort letters from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters, in accordance with the applicable rules of the AICPA, as the Holders of a majority of the Registrable Securities or the managing Underwriter reasonably request;

     (g) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act; and

     (h) use its best efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed, or on the NASDAQ National Market System, if applicable, provided that the applicable listing requirements are satisfied.

     The Company may require each Holder of Registrable Securities to promptly furnish in writing to the Company, and each such Holder shall provide to the Company, such information regarding the distribution of the Registrable Securities as it may from time to time reasonably request and such other information as may be legally required in connection with such registration.

     Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in subsection 4(c) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by subsection 4(c) hereof and, if so directed by the Company such Holder, will deliver to the Company all copies, other than permanent file copies then in such Holder's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. If the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective by the number of days during the period from and including the date of the giving of notice pursuant to subsection 4(c) hereof to the date when the Company shall make available to the Holders of Registrable Securities covered by such registration statement a prospectus supplemented or amended to conform with the requirements of subsection 4(c) hereof.

     5.     Registration  Expenses.
            ----------------------

     In connection with the filing of any registration statement hereunder, the Company shall pay the following registration expenses (the "Registration Expenses"): (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses; (iv) internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties); (v) fees and expenses incurred in connection with the listing of the Registrable Securities if the Company shall choose to list such Registrable Securities; (vi) fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters requested pursuant to subsection 4(f) hereof); (vii) fees and expenses of any special experts retained by the Company in connection with such registration; and (viii) reasonable fees and expenses of one counsel (who shall be reasonably acceptable to the Company) for the Holders incurred in connection with such registration. The Company shall not have any obligation to pay any underwriting fees, discounts, or commissions attributable to the sale of Registrable Securities, or any out-of-pocket expenses of the Holders (or any agents who manage their accounts).

     6.     Indemnification/Contribution.
            ----------------------------

     (a)     Indemnification  by  the  Company.  The Company agrees to indemnify
             ---------------------------------
and hold harmless each Holder of Registrable Securities, its officers, directors, shareholders, partners, trustees, beneficiaries and agents, and each person or entity, if any, who controls such Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities, or expenses arise out of, or are based upon, any such untrue statement or omission or allegation thereof based upon information furnished in writing to the Company by such Holder or on such Holder's behalf expressly for use therein; provided, that with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, the indemnity agreement contained in this subsection shall not apply to the extent that any such loss, claim, damage, liability, or expense results from the fact that a current copy of the prospectus was not sent or given to the person asserting any such loss, claim, damage, liability, or expense at or prior to the written confirmation of the sale of the Registrable Securities to such person and such current copy of the prospectus would have cured the defect giving rise to such loss, claim, damage, liability or expense. The Company also agrees to indemnify any Underwriters of the Registrable Securities, their officers and directors, and each person who controls such Underwriters on substantially the same basis as that of the indemnification of the Holders provided in this Section 6(a).

     (b)     Indemnification  by  Holder of Registrable Securities.  Each Holder
             -----------------------------------------------------
agrees to indemnify and hold harmless the Company, its directors and officers, and each person, if any, who controls the Company within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Holder, but only with respect to information furnished in writing by such Holder or on such Holder's behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities, any amendment or supplement thereto, or any preliminary prospectus. In case any action or proceeding shall be brought against the Company or its directors or officers, or any such controlling person, in respect of which indemnity may be sought against such Holder, such Holder shall have the rights and duties given to the Company, and the Company or its directors or officers or such controlling person shall have the rights and duties given to such Holder, by the preceding subsection. Each Holder also agrees to indemnify and hold harmless Underwriters of the Registrable Securities, their officers and directors, and each person who controls such Underwriters on substantially the same basis as that of the indemnification of the Company provided in this Section 6(b).

     (c)     Conduct  of  Indemnification  Proceedings.  If  any  action  or
             -----------------------------------------
proceeding (including any governmental investigation) shall be brought or asserted against any person entitled to indemnification under subsections (a) or
(b) above (an "Indemnified Party") in respect of which indemnity may be sought from any party who has agreed to provide such indemnification (an "Indemnifying Party"), the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all expenses. Such Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party has agreed to pay such fees and expenses or (ii) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that there is a conflict of interest on the part of counsel employed by the Indemnifying Party to represent such Indemnified Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party; it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all such Indemnified Parties, which firm shall be designated in writing by such Indemnified Parties). The Indemnifying Party shall not be liable for any settlement of any such action or proceeding effected without its written consent, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.

     (d)     Contribution.  If  the indemnification provided for in this Section
             ------------
6 is unavailable to the Indemnified Parties in respect of any losses, claims, damages, liabilities, or judgments referred to herein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities, and judgments (i) as between the Company and the Holders on the one hand and the Underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and the Holders on the one hand and the Underwriters on the other from the offering of the securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Holders on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations, and (ii) as between the Company on the one hand and each Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each Holder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Holders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Holders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the prospectus. The relative fault of the Company and the Holders on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Holders or by the Underwriters. The relative fault of the Company on the one hand and of each Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation (even if the Underwriters or the Holders, respectively, were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Holder shall be required to contribute any amount in excess of the amount by which the total price at which the securities of such Holder were offered to the public exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (e)     Survival.  The  indemnity  and contribution agreements contained in
             --------
this Section 6 shall remain operative and in full force and effect regardless of
(i) any termination of this Agreement or any underwriting agreement, (ii) any investigation made by or on behalf of any Indemnified Party or by or on behalf of the Company, and (iii) the consummation of the sale or successive resale of the Registrable Securities.

     7.     Participation  in  Underwritten  Registrations.
            ----------------------------------------------

     No person or entity may participate in any underwritten registration hereunder unless such person or entity (a) agrees to sell such person's or entity's securities on the basis provided in any underwriting arrangements approved by the persons or entities entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and this Agreement.

     8.     Rule  144.
            ---------

     The Company covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act and the Rules and Regulations thereunder and it will take such further action as any Holder of Registrable
Securities may reasonably request, all to the extent required, from time to time, to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such information and requirements.

     9.     Miscellaneous.
            -------------

     (a)     Remedies.  Each  Holder  of  Registrable Securities, in addition to
             --------
being entitled to exercise all rights provided herein and granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that remedy at law would be adequate. Each party waives all provisions of law requiring that a bond be posted in order to effectuate any remedy under this Agreement.

     (b)     No  Prior  or  Inconsistent  Agreements. The Company will not on or
             ---------------------------------------
after the date of this Agreement enter into any other agreement with respect to its securities which is inconsistent with the registration rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The Company shall not at any time grant any other registration rights with respect to its securities that are prior or superior to the registration rights granted to the Holders of Registrable Securities pursuant to this Agreement. The Company has not previously entered into any agreement with respect to its securities granting any registration rights to any Person.

     (c)     Amendments  and  Waivers.  The provisions of this Agreement may not
             ------------------------
be amended, modified, or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of the Holders of at least seventy-five percent (75%) of the Registrable Securities.

     (d)     Notices.  All  notices  and  other  communications  provided for or
             -------
permitted hereunder shall be made in writing by hand delivery, registered first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery:

     (i) if to the Holders at their respective address as shown on the books of the Company;

     (ii) if to the Company, initially at 95 Enterprise, Aliso Viejo, California 92656, Attention: Chief Executive Officer; and thereafter at such other address as may be designated from time to time by notice given in accordance with the provisions of this section.

     (e)     Successors  and Assigns.  This Agreement shall inure to the benefit
             -----------------------
of and be binding upon the successors and assigns of each of the Company and the Holders.

     (f)     Counterparts.  This  Agreement  may  be  executed  in  a  number of
             ------------
identical counterparts and it shall not be necessary for the Company and the Holders to execute each of such counterparts, but when both have executed and delivered one or more of such counterparts, the several parts, when taken together, shall be deemed to constitute one and the same instrument, enforceable against each in accordance with its terms. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart executed by the party against whom enforcement of this Agreement is sought.

     (g)     Headings.  The  headings  in  this Agreement are for convenience of
             --------
reference  only  and  shall  not  limit  or otherwise affect the meaning hereof.

     (h)     Governing  Law.  This  Agreement shall be governed by and construed
             --------------
in accordance with the laws of the State of Delaware, without regard to principles of conflicts or choice of law.

     (i)     Severability.  If  any  provision  of  this Agreement is held to be
             ------------
illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

     (j)     Entire  Agreement.  This  Agreement  is intended by the Company and
             -----------------
the Investors as a final expression of their agreement and is intended to be a complete and exclusive statement of their agreement and understanding in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the Company and the Investors with respect to such subject matter.

     (k)     Third  Party  Beneficiaries.  This  Agreement  is  intended for the
             ---------------------------
benefit of the Company and the Holders and their respective successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity.

     (l)     Attorney's  Fees.  In  any  proceeding  brought  to  enforce  any
             ----------------
provision of this Agreement, the successful party shall be entitled to recover reasonable attorneys' fees in addition to its costs and expenses and any other available remedy.

     (m)     Effectiveness.  This Agreement shall become effective as of the day
             -------------
first  set  forth  above.


     (REMAINDER  OF  PAGE  INTENTIONALLY  LEFT  BLANK)

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the day and year first written above.


SAFEGUARD HEALTH ENTERPRISES,               THE BURTON PARTNERSHIP LIMITED
INC.                                        PARTNERSHIP

By:  /s/  James E. Buncher                  By:  /s/  Donald W. Burton
   ------------------------------------        ---------------------------------
     James E. Buncher, President               Donald W. Burton, General Partner

By:  /s/  Ronald I. Brendzel                     /s/ James E. Buncher
   ------------------------------------        ---------------------------------
     Ronald I. Brendzel, Secretary             James E. Buncher, Individually

CAI PARTNERS AND COMPANY II, L.P.                /s/ Ronald I. Brendzel
                                               ---------------------------------
                                               Ronald I. Brendzel, Individually
By:  CAI PARTNERS GP & CO., L.P.,
     GENERAL PARTNER                             /s/  Dennis L. Gates
                                               ---------------------------------
                                               Dennis L. Gates, Individually
     By:  /s/  Leslie B. Daniels
        -------------------------------
        Leslie B. Daniels, President of     JOHN  HANCOCK  LIFE INSURANCE
        CLEA II Co., a General Partner      COMPANY  f/k/a  JOHN  HANCOCK
                                            MUTUAL LIFE INSURANCE COMPANY
CAI CAPITAL PARTNERS AND
COMPANY II, L.P.                            By:  /s/  Stephen J. Blewitt
                                               ---------------------------------
By:  CAI CAPITAL PARTNERS GP & CO.,         Name:   Stephen J. Blewitt
     L.P., GENERAL PARTNER                       -------------------------------
                                            Title:   Authorized Signatory
                                                  ------------------------------
By:  /s/  Leslie B. Daniels
   ------------------------------------     JOHN HANCOCK VARIABLE LIFE
     Leslie B. Daniels, President of        INSURANCE COMPANY
     CLEA II Co., a General Partner
                                            By:  /s/  Stephen J. Blewitt
                                               ---------------------------------
CAI CAPITAL PARTNERS AND                    Name:  Stephen J. Blewitt
COMPANY II-C, L.P.                               -------------------------------
                                            Title:  Authorized Signatory
                                                  ------------------------------

By:  /s/  Manfred W. Yu                     INVESTORS PARTNER LIFE INSURANCE
   ------------------------------------     COMPANY
   Manfred W. Yu, Assistant Secretary
                                            By:  /s/  Stephen J. Blewitt
                                               ---------------------------------
THE BAILEYS FAMILY TRUST                    Name:  Stephen J. Blewitt
                                                 -------------------------------
                                            Title:  Authorized Signatory
                                                  ------------------------------
By:  /s/  Steven J. Baileys
   ------------------------------------
     Steven J. Baileys, D.D.S., Trustee     THE BURTON PARTNERSHIP (QP)
                                            LIMITED PARTNERSHIP
  /s/  Jack R. Anderson
---------------------------------------
Jack R. Anderson, Individually              By:  /s/  Donald W. Burton
                                               ---------------------------------
                                               Donald W. Burton, General Partner

MELLON  BANK,  N.A.,  solely  in  its
capacity as Trustee for the Bell Atlantic
Master Trust,
(as  directed by  John  Hancock Financial
Services, Inc.), and not in its individual capacity

By:  /s/  Carole Bruno
   ------------------------------------
Name:  Carole Bruno
     ----------------------------------
Title:  Authorized Signatory
      ---------------------------------



  /s/  Rose-Marie Anderson
---------------------------------------
Rose-Marie Anderson

                                   SCHEDULE 1

                                    INVESTORS
                                    ---------


The  Baileys  Family  Trust
Jack  R.  Anderson
Rose-Marie  Anderson
CAI  Partners  and  Company  II,  L.P.
CAI  Capital  Partners  and  Company  II,  L.P.
CAI  Capital  Partners  and  Company  II-C,  L.P.
The  Burton  Partnership  Limited  Partnership
The  Burton  Partnership  (QP)  Limited  Partnership
James  E.  Buncher
Ronald  I.  Brendzel
Dennis  L.  Gates
John  Hancock  Life  Insurance  Company
     (f/k/a  John  Hancock  Mutual  Life  Insurance  Company)
John  Hancock  Variable  Life  Insurance  Company
Investors  Partner  Life  Insurance  Company
Mellon Bank, N.A., solely in its capacity as Trustee for Bell Atlantic Master Trust), (as directed by
     John Hancock Life Insurance Company) and not in its individual capacity